UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 2, 2007

Fremont General Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	001-08007	95-2815260
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2425 Olympic Boulevard , 3rd Floor, Santa Monica, California		90404
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(310) 315-5500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.05 Costs Associated with Exit or Disposal Activities.

On March 2, 2007, Fremont General Corporation (the "Company") announced that it intends to sell or exit its sub-prime residential real estate loan origination operations conducted by its wholly-owned industrial bank, Fremont Investment & Loan (FIL). In light of recent legislative and regulatory events, as well as changing competitive dynamics in the sub-prime residential real estate loan market, management and the board of directors have entered into discussions with various third parties regarding the sale of this business. To assist in the identification and evaluation of its alternatives, the Company has retained Credit Suisse Securities LLC as its financial advisor. No agreement has yet been reached regarding the sale of this business and there is no assurance that the Company will be able to enter into any transaction involving its sub-prime residential real estate loan origination operations. The Company intends to continue to originate commercial real estate loans, as well as maintain its retail deposit franchise and its residential real estate loan servicing operation.

Because the Company has not committed to any specific alternative, it is unable to estimate (i) the total amount or range of amounts of costs expected to be incurred in connection with the exit from the sub-prime loan origination operations, or (ii) the total amount or range of amounts of the charge that will result in future cash expenditures, if any, that might be required in connection with selling or exiting its sub-prime loan origination operations.

Item 2.06 Material Impairments.

See the discussion above under "Item 2.05. Costs Associated with Exit or Disposal Activities."

CAUTIONARY STATEMENT FOR PURPOSES OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.

Forward-Looking Statements

This report may contain “forward-looking statements” which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements and the Company’s currently reported results are based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company. These statements and the Company’s reported results are not guarantees of future performance and there can be no assurance that actual developments will be those anticipated by the Company. Actual results may differ materially and adversely from the Company’s projected or reported results as a result of significant risks, uncertainties and assumptions that are difficult to predict, including:

• the impact of the Company’s withdrawal from the sub-prime residential real estate loan origination business;
• changes in the interest rate and competitive environments;
• changes in general and specific economic conditions and trends;
• changes in asset and loan valuations and the costs of originating loans;
• changes in the volumes of loans originated, loans sold, the pricing of existing and future loans, and the values realized upon the sale of such loans;
• access to the necessary capital and deposit resources to fund loan originations and the condition of the whole loan sale and securitization markets;
• the impact of valuation and other changes in the commercial and residential real estate markets;
• the effect of litigation, state and federal legislation and regulations, and development of, and the variability in determining, the allowance for loan losses;
• the impact of the cease and desist order on the Company’s ability to conduct its business;
• the impact of changes in federal and state tax laws and interpretations, including tax rate changes;
• the ability to maintain an effective system of internal and financial disclosure controls, and to identify and remediate any control deficiencies, under the requirements of Section 404 of the Sarbanes-Oxley Act of 2002; and
• other events and factors beyond our control.

For a more detailed discussion of risks and uncertainties, see the Company’s other public filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update any forward-looking statements.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fremont General Corporation

March 8, 2007	By:	/s/ Louis J. Rampino

Name: Louis J. Rampino
Title: President, Chief Executive Officer and Director